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                          COMMUNITY FIRST BANKSHARES, INC.

                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     THIS INSTRUMENT, establishing the Community First Bankshares, Inc. Supplemental Executive Retirement Plan, is made and entered into by Community First Bankshares, Inc., a Delaware corporation, as shall be effective as of August 1, 1995.

     1. PURPOSE OF PLAN. The purpose of this Plan is to provide Participants with supplemental retirement benefits as set forth herein.

     2.     DEFINITIONS.

     2.1 BOARD. "Board" is the Board of Directors of Community First Bankshares, Inc.

     2.2 CFB. "CFB" is Community First Bankshares, Inc., a Delaware corporation, and affiliates of CFB which are under common control with CFB under the provisions of Section 414 of the Code.

     2.3    CODE.  The "Code" is the Internal Revenue Code of 1986, as amended.

     2.4 COVERED COMPENSATION. "Covered Compensation" is the base pay of a Participant for a calendar year. For a Board member, "Covered Compensation" is Directors' fees.

     2.5 DEFERRED COMPENSATION. "Deferred Compensation" is the Participant's Covered Compensation or Incentive Pay which the Participant has elected to have treated as Deferred Compensation under Article 3 of this Plan, in addition to CFB contributions to the Plan.

     2.6 ESOP. "ESOP" is the Community First Bankshares, Inc. Employee Stock Ownership Plan and Trust.

     2.7 401(k) RETIREMENT PLAN. "401(k) Retirement Plan" is the Community First Bankshares, Inc. 401(k) Retirement Plan and Trust.

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     2.8    INCENTIVE PAY.  "Incentive Pay" is the award or bonus payable to a
Participant under the CFB incentive plan or otherwise, as determined annually by the Board.

     2.9 PARTICIPANT. "Participant" is any executive or management level employee of CFB who is an officer and who is a highly compensated employee, as defined in Internal Revenue Code Section 414(s) or any Board member. Participants shall be selected by the Board. Each such employee shall continue to be eligible to contribute to this Plan until such employee ceases to be an employee or Board member as described above; provided, however, that the employee shall continue to be a Participant in this Plan until his or her benefits are fully paid. The Board, from time to time, may provide by resolution for additional positions that will qualify for participation in this Plan.

     2.10 PLAN. "Plan" is the Community First Bankshares, Inc. Supplemental Executive Retirement Plan.

     2.11 PLAN ADMINISTRATOR. "Plan Administrator" is the Board, and the Vice President of Finance and Vice President of Human Resources of CFB are authorized to perform general administrative functions under the Plan on behalf of the Plan Administrator.

     3.     SUPPLEMENTAL BENEFITS.

     3.1 COVERED COMPENSATION. Each Participant may elect to contribute up to 25% of the Participant's Covered Compensation earned subsequent to the date of such election as Deferred Compensation to the Plan. Each Participant may also elect to contribute any or all of the following amounts to the Plan as Deferred Compensation:

            (a) the amount by which such Participant's elective and matching contributions are reduced under the 401(k) Retirement, in order to cause such Plan to comply with the limitations set forth in Code Sections
      401(k)(3) and/or 401(m)(2);

            (b) the amount by which such Participant's elective contributions are limited under the 401(k) Retirement by the restriction of Covered Compensation under such Plan to $150,000 (or such figure as adjusted) under Code Section 401(a)(17);

            (c) the amount by which such Participant's elective contributions are limited under the 401(k) Retirement Plan by restrictions on Covered Compensation under such Plan resulting from anti-discrimination standards under Code Sections 401(a)(5)(B) and 414(s); and

            (d) the amount by which such Participant elective contributions to the 401(k) Retirement Plan exceed the limitation in Code Section 402(g).

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     3.2    INCENTIVE PAY.  In addition to an election under Section 3.1, each
Participant may elect to contribute up to 100% of the Participant's Incentive Pay awarded subsequent to the date of such election as Deferred Compensation to the Plan.

     3.3 ELECTION. Any election of Deferred Compensation pursuant to Sections 3.1 or 3.2 shall be in writing, shall be made at least six (6) months prior to the beginning of the succeeding calendar year and shall be applicable to Covered Compensation and Incentive Pay earned for such calendar year. Such election shall remain in effect for and shall be irrevocable during the calendar year. A new election may be made for each subsequent calendar year at least six
(6) months prior to the beginning of each such calendar year. In the absence of a timely election, the Participant's written election for the preceding calendar year shall apply to the succeeding calendar year.

     For the initial calendar year of this Plan, or for employees who become Participants during a calendar year, an election of Deferred Compensation may be made within thirty (30) days after the effective date of this Plan or the effective date of the employee's designation as a Participant, respectively.

     3.4 CFB CONTRIBUTION. CFB may, but shall not be obligated to, contribute to the Plan an amount equal to that portion of each Participant's Covered Compensation and, if applicable, Incentive Pay, contributed to this Plan that

            (a) CFB would otherwise match under the provisions of the 401(k) Retirement Plan but for the legal limitations identified in Section 3.1 of this Plan; or

            (b) CFB would allocate to the Participant's account in the ESOP but for legal limitations identified in Section 3.1(b) of this Plan.

The purpose of this provision is to provide Participants with substantially identical benefits to those that would be provided to them under the terms of the 401(k) Retirement Plan and/or the ESOP except for limitations imposed by the Code. The contributions, if any, made by CFB under this Section shall be administered in accordance with the terms of this Plan.

     3.5 ACCOUNTING. On the date that an amount of Deferred Compensation under Section 3.1, 3.2 or 3.4 would otherwise be paid to the Participant, the 401(k) Retirement Plan or the ESOP, the amount of such Deferred Compensation shall be credited to an account on the books of CFB. No Participant shall derive any rights or benefits in or to any assets of CFB solely from the establishment or maintenance of such accounts on the books of CFB.


     3.6 VESTING. Each Participant shall have a fully vested and nonforfeitable interest in his or her amounts of Deferred Compensation contributed to the Plan. The Participant's vested interest in CFB contributions pursuant to Section 3.4(a) shall be determined in accordance with

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the relevant vesting provisions of the 401(k) Retirement Plan.  The
Participant's vested interest in CFB contributions pursuant to Section 3.4(b) shall be determined in accordance with the vesting provisions of the ESOP.

     4. INVESTMENT OF DEFERRALS. The initial amounts of Deferred Compensation shall be invested by the Plan Administrator or the trustee of the grantor trust established under Section 7 in a manner commensurate with the following sentence. Following approval of the Plan by the shareholders of CFB, all amounts contributed to the Plan as Deferred Compensation or CFB contributions shall be invested in CFB common stock by the Plan Administrator, or by the trustee of the grantor trust established under Section 7, as soon as practicable following receipt by the Plan or grantor trust, including amounts contributed to the Plan prior to such approval. Account adjustments shall be determined and reported to Participants by CFB at least annually, and CFB's determination shall be final.

     5.     DISTRIBUTIONS FROM ACCOUNTS.

     5.1 DISTRIBUTION TIMING. The Participant shall determine the time of distribution of the vested amount of his or her Deferred Compensation in the election form.

     5.2 DISTRIBUTION METHOD. The Participant shall elect to have the vested amount of his or her Deferred Compensation distributed in CFB common stock and/or cash in one of the forms below in the election form:

            (a)   a single lump sum; or

            (b) distribution in equal annual installments over a period of years established by the Plan Administrator.

     5.3 CHANGE IN ELECTION. Elections made under Sections 5.1 and 5.2 may be changed by the Participant, provided that no election shall be changed subsequent to the commencement of distributions from the Plan, and any election change shall be made at least six (6) months prior to the calendar year in which a distribution is to be made or commence, and before the distribution becomes fully ascertainable in amount. A change in distributing timing or method shall be subject to approval by the Plan Administrator.

     5.4 DISTRIBUTION TO BENEFICIARY. If the Participant is deceased, the distribution shall be payable to the beneficiary of the Participant at the time and in the form payable to the Participant hereunder. However, the Plan Administrator, in its discretion, may accelerate the payment of benefits under this Plan to the Participant's beneficiary.

     6. FIDUCIARY DUTIES. The Board shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan. A majority of the

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Board shall constitute a quorum.  No member of the Board shall participate in any action to determine his or her individual rights or benefits under this Plan that does not apply equally to all Participants in the Plan. Actions of the Board shall be by a majority of persons constituting a quorum and eligible to vote on an issue. Meetings may be held in person or by telephone. Action by the Board may be taken in writing without a meeting provided such action is executed by all disinterested members of the Board. To the extent it is feasible to do so, determinations, rules and regulations of the Board under this Plan shall be consistent with similar determinations, rules and regulations of the 401(k) Retirement Plan. All determinations of the Board shall be final.

     7. FUNDING. Nothing in this Plan shall be construed as permitting the Participant, beneficiary or estate to claim any security for the fulfilling of the obligations of CFB hereunder, and the Participant, beneficiary and estate shall look only to the general assets of CFB for the satisfaction of CFB's obligations. If CFB should invest in property to fund its obligations under this Plan, either through the creation of a grantor trust or otherwise, CFB shall be the sole owner of such property, and the Participant, beneficiary and estate shall have no rights in said property.

     8. DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator, on form prescribed by CFB, a written designation of the person or persons to receive the benefits under this Plan. This right shall include the right to name and change primary and contingent beneficiaries, but any designation of beneficiaries shall be effective only when filed by the Participant in writing with the Administrator during the Participant's lifetime. In the absence of such written designation or if the beneficiary so named predeceased the Participant, the Participant's beneficiary shall be the same person(s) designated as such under the terms of the 401(k) Retirement Plan.

     9.     CLAIMS PROCEDURE.

     9.1 CLAIMS PROCEDURE AND REVIEW. A Participant or beneficiary (the "claimant") may make a claim for Plan benefits within the time and in the manner described herein. Such claim shall be made within 60 days after the claim arises by filing a written request with the Vice President of Human Resources of CFB, on behalf of the Plan Administrator. The claim shall be determined by the Plan Administrator within a reasonable time after the receipt of the written claim. Notice of the Plan Administrator's decision shall be communicated to the claimant in writing. If the claim is denied, the notice shall include the specific reasons for the denial (including reference to pertinent Plan provisions), a description of any additional material or information necessary for the Plan Administrator to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

     9.2 APPEAL. The claimant or his or her duly authorized representative may, within 90 days after receiving such written notice, request the president of CFB to review the Plan Administrator's decision. The president shall afford the claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall

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render a review decision in writing within 120 days after receipt of request for review. The review proceeding shall be conducted in accordance with the rules and regulations adopted from time to time by the president.

     10.    MISCELLANEOUS.

     10.1 LIABILITY. No officer of CFB shall be personally liable by virtue of any contract, agreement or other instrument made or executed by him or on his behalf as an officer, nor for any mistake or judgment made by himself or any other officer, nor for any negligence, omission or wrongdoing of any other officer or of anyone employed by CFB, nor for any loss, unless resulting from his own gross negligence or willful misconduct. In addition, CFB does not assure or guarantee the tax consequences of benefits provided hereunder or other matters beyond its control.

     10.2 TITLE TO ASSETS. No Participant or former Participant shall have any legal or equitable right or interest in any of the funds set aside by CFB or in any assets in which CFB may invest, from time to time, to fund this Plan.

     10.3 AMENDMENTS. CFB reserves the right to amend or modify, in whole or in part, any or all of the provisions of this Plan at any time by a written instrument; provided, however, that no amendment or modification shall be made which will deprive any Participant or any Participant's beneficiary of any vested benefits to which he or she is entitled under the Plan.

     10.4 TERMINATION. Continuation of the Plan is not assumed as a contractual obligation of CFB and the right is reserved by CFB to at any time reduce, suspend or discontinue the Plan. However, no such reduction, suspension or discontinuance shall deprive any Participant or beneficiary of any benefits that become vested under the Plan.

     10.5 ASSIGNMENT AND LEVY. The Plan is for the benefit and protection of Participants and their beneficiaries and the rights, privileges and benefits herein conferred shall not, to the extent permitted by law, be subject to alienation, assignment, pledge, levy, attachment, garnishment or other legal process or in any manner anticipated, encumbered, committed, withdrawn or surrendered, and neither shall the same be subject or liable in any way for debts, contracts, or agreements or other claims of creditors of such Participants or their beneficiaries whether such claims are now contracted or which may hereafter be contracted or incurred.


     10.6 PARTICIPANT'S RIGHTS. The establishment of this Plan shall not create any legal or equitable right against CFB unless such right is specifically provided for in this Plan. Furthermore, nothing in this Plan shall be construed as giving a Participant the right to be retained in the employment of CFB, and a Participant shall remain subject to discharge at any time to the same extent as if this Plan had not been adopted.

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     10.7   INCOMPETENCY.  Every person receiving or claiming benefits under this Plan shall be conclusively presumed to be mentally competent until the date on which the Administrator receives a written notice in a form and manner acceptable to the Plan Administrator that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his estate has been appointed. In such event, the Plan Administrator may direct payments of benefits to such guardian, conservator or other person legally vested with the care of his estate and any such payments so made shall be a complete discharge of the Plan Administrator to the extent so made.

     10.8 NOTICES. Notices required by this Plan to be given to CFB or a Participant shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail.

     10.9 SEVERABILITY. The invalidity or partial invalidity of any portion of this Plan shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect.

     10.10 RELEASE. Any payment to or for the benefit of any Participant or his beneficiaries in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims hereunder against CFB.

     10.11 GOVERNING LAW. Construction and administration of this Plan shall be governed by the laws of the State of North Dakota, except to the extent preempted by federal law.


                                        COMMUNITY FIRST BANKSHARES, INC.


                                        By
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                                        Its
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